Exhibit 99.1

StandardAero Announces Second Quarter Results

Strong first half of year, gives confidence for another FY2025 Guidance raise

SCOTTSDALE, Arizona. — (BUSINESS WIRE) — StandardAero (NYSE: SARO) announced results today for the three months ended June 30, 2025 ("Second Quarter 2025").

Second Quarter 2025 Highlights

•
Revenue increased 13.5% year-over-year to $1,528.9 million
•
Net Income increased $62.3 million year-over-year to $67.7 million; Net Income margin was 4.4%, an increase from 0.4% for the prior year's period
•
Adjusted EBITDA increased 20.1% year-over-year to $204.6 million
•
Adjusted EBITDA Margin was 13.4%, an increase of 80 basis points compared to the prior year’s period
•
LEAP bookings now above $1.5 billion with multiple new agreements signed in Second Quarter 2025

"Our strong execution in the second quarter drove continued operational excellence, resulting in solid double-digit revenue growth and further net income margin and adjusted EBITDA margin improvement. Based on our performance through the first half of 2025, we are increasing our full-year financial targets," said Russell Ford, StandardAero's Chairman and Chief Executive Officer. Mr. Ford continued, "The commercial aerospace aftermarket remains robust, and our teams continue to deliver outstanding service to our growing customer base. We've achieved significant milestones in our LEAP engine program, delivering our first engines, expanding our customer relationships and strengthening our market position. Looking ahead, we remain focused on operational efficiency and our strategic growth initiatives, while maintaining the flexibility to adapt to evolving market conditions."

Second Quarter 2025 Results

StandardAero reported revenue for Second Quarter 2025 of $1,528.9 million, an increase of $181.7 million, or 13.5%, compared to $1,347.2 million for the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments, with continued strength across the commercial aerospace and business aviation end markets, which increased 13.7% and 8.9%, respectively, year-on-year. The military and helicopter end market increased 11.7% compared to the prior year period, driven by the contribution of the Aero Turbine, Inc. ("ATI") acquisition.

Net income was $67.7 million for the Second Quarter 2025, as compared to net income of $5.4 million for the prior year period, an increase of $62.3 million. The increase in net income compared to the prior year period primarily reflects a $30.5 million improvement in operating income and $34.2 million in lower interest expense associated with the company's post-IPO capital structure. This resulted in an improved net income margin of 4.4% compared to 0.4% for the prior year period.

Adjusted EBITDA increased $34.3 million, or 20.1% to $204.6 million for the Second Quarter 2025, as compared to $170.4 million for the prior year period, with Adjusted EBITDA margin expanding 80 basis points from 12.6% to 13.4% year-on-year. The margin expansion was driven by higher volume, mix, pricing and productivity initiatives at both the Engine Services segment and the Component Repair Services segment, the latter of which also benefited from margin growth at ATI.

Net debt, calculated as total funded debt, net of cash and cash equivalents on our balance sheet as of June 30, 2025, was $2,262.5 million compared to $3,266.0 million as of June 30, 2024. Net debt to Adjusted EBITDA for the last twelve months was 3.0x compared to 5.4x at the end of the prior year period.

Second Quarter 2025 Segment Results

Engine Services Segment

Engine Services segment revenue increased $139.2 million, or 11.5%, to $1,350.7 million for the Second Quarter 2025, compared to the prior year period. Notable drivers included robust aftermarket activity across key established platforms and accelerating production ramp on growth programs in commercial aerospace, as well as strong performance in business aviation.

Engine Services Segment Adjusted EBITDA increased $24.8 million, or 16.2%, to $178.5 for the Second Quarter 2025, from $153.7 million for the prior year period. Adjusted EBITDA margins in the segment expanded 50 basis points year-on-year from 12.7% to 13.2%, driven by favorable product mix, volume growth, pricing and productivity improvements.

Component Repair Services Segment

Component Repair Services segment revenue increased $42.5 million, or 31.3%, to $178.3 million for the Second Quarter 2025, compared to the prior year period. The revenue increase was primary attributable to our growth platforms, our Land & Marine business, the contribution of $27.3 million from the ATI acquisition, and robust underlying demand across our served platforms.

Component Repair Services Segment Adjusted EBITDA increased $17.1 million, or 49.6%, to $51.6 million for the Second Quarter 2025, from $34.5 million for the prior year period. Adjusted EBITDA margins in the segment expanded 360 basis points year-on-year from 25.4% to 29.0%. This increase reflects continued margin expansion from the ATI acquisition, as well as volume, pricing and favorable mix.

Full Year 2025 Guidance

"The strength in the demand environment within our three main end-markets, coupled with our better than expected operations in both of our segments, gives us the confidence to once again raise our 2025 guidance, despite continued industry-wide supply chain strains," Mr. Ford said. "This is a result of our pure-play engine aftermarket model, disciplined execution and the growth investments we have been making over the past few years."

Mr. Ford continued, "As we ramp up our growth initiatives, including key platform programs and capacity expansion, we expect to see compounding benefits throughout the coming years, driving revenue growth, continued margin expansions, and attractive free cash flow for our business. Our focus remains on delivering consistent, sustainable performance, and we think we are well positioned to achieve our financial targets for 2025."

Full Year 2025	($ in millions)
Revenue	$5,875 to $6,025 (prior $5,825 to $5,975)
Engine Services	$5,160 to $5,290 (prior $5,110 to $5,240)
Component Repair Services	$715 to $735

Adjusted EBITDA	$790 to $810 (prior $775 to $795)

Segment Adjusted EBITDA Margin
Engine Services Segment	13.3% (prior ~13%)
Component Repair Services Segment	28.3% (prior ~27%)
Includes estimated net tariff impacts	$10-$15 (prior $15)

Free Cash Flow	$155 to $175
Major Platform Expansion Investments Included	$90

Effective Tax Rate	26% - 28%

End Market Revenue Growth Assumptions
Commercial Aerospace	Mid-Teens Growth
Military & Helicopter	High Single Digit Growth
Business Aviation	High Single Digit Growth

Conference Call and Webcast Information

StandardAero management will host a conference call today, August 13, 2025, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13754729. The replay will be available until 11:59 PM ET on August 27, 2025.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2025, the net impact from tariffs, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our indebtedness; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA and Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net

Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

STANDARDAERO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except share figures)

	June 30,	December 31.
	2025	2024
ASSETS
Current assets:
Cash	$91,513	$102,581
Accounts receivable (less allowance for expected credit losses of $15,020 and $15,455, respectively)	677,257	580,668
Contract assets, net	1,070,834	915,200
Inventories	851,597	847,018
Prepaid expenses and other current assets	56,759	29,707
Income tax receivable	21,054	9,960
Total current assets	2,769,014	2,485,134
Property, plant and equipment, net	575,560	568,607
Operating lease right of use asset, net	217,660	172,206
Customer relationships, net	962,913	1,004,701
Other intangible assets, net	268,275	291,487
Goodwill	1,684,287	1,685,970
Other assets	3,923	4,417
Deferred income tax assets	1,079	1,079
Total assets	$6,482,711	$6,213,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$643,728	$645,701
Accrued expenses and other current liabilities	102,201	99,572
Accrued employee costs	72,876	79,134
Operating lease liabilities, current	19,777	17,663
Due to related parties	696	1,345
Contract liabilities	420,229	400,025
Income taxes payable, current	2,259	6,655
Long-term debt, current portion	23,461	23,449
Total current liabilities	1,285,227	1,273,544
Long-term debt	2,295,131	2,207,977
Operating lease liabilities, non-current	208,395	164,224
Deferred income tax liabilities	159,791	169,824
Other non-current liabilities	20,884	24,628
Total liabilities	3,969,428	3,840,197
Commitments and contingencies (Note 11)
Stockholders' equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,470,264 and 334,461,630 shares issued and outstanding as of June 30, 2025 and December 31, 2024)	3,345	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,950,677	3,944,802
Accumulated deficit	(1,432,665)	(1,563,321)
Accumulated other comprehensive loss	(8,074)	(11,422)
Total stockholders' equity	2,513,283	2,373,404
Total liabilities and stockholders' equity	$6,482,711	$6,213,601

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(In thousands, except per share figures)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,528,943	$1,347,198	$2,964,531	$2,582,921
Cost of revenue	1,292,768	1,162,592	2,510,626	2,216,904
Selling, general and administrative expense	76,002	56,236	140,477	108,848
Amortization of intangible assets	24,603	23,293	48,935	46,585
Operating income	135,570	105,077	264,493	210,584
Interest expense	43,835	78,051	87,626	155,599
Refinancing costs	—	655	—	4,938
Loss on debt extinguishment	—	—	—	3,577
Income before income taxes	91,735	26,371	176,867	46,470
Income tax expense	24,022	20,967	46,211	37,879
Net income	$67,713	$5,404	$130,656	$8,591
Earnings per share:
Basic	$0.21	$0.02	$0.40	$0.03
Diluted	$0.20	$0.02	$0.39	$0.03
Weighted-average common shares outstanding
Basic	328,445	275,175	328,442	275,175
Diluted	334,300	275,175	334,227	275,175

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$130,656	$8,591
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	97,223	92,876
Amortization of deferred finance charges and discounts	3,288	6,745
Amortization of loss on derivative instruments	—	(303)
Amortization of interest cap premiums	5,467	4,652
Payment of interest rate cap premiums	(5,524)	(4,534)
Stock compensation expense	5,875	—
Loss on debt extinguishment	—	3,577
Loss (gain) from disposals, net	3,449	(132)
Non-cash lease expense	866	468
Deferred income taxes	(11,560)	(6,858)
Foreign exchange loss (gain)	431	(170)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(96,589)	(16,955)
Contract assets, net	(155,634)	(6,296)
Inventories, net	(4,579)	(9,445)
Prepaid expenses and other current assets	(24,422)	(7,096)
Accounts payable, accrued expenses and other current liabilities	25,885	9,886
Contract liabilities	20,204	(78,919)
Due to/from related parties	(649)	1,225
Income taxes payable and receivable	(15,490)	(15,466)
Net cash used in operating activities	(21,103)	(18,154)
Investing activities
Acquisitions, net of cash and other	1,254	—
Purchase of property, plant and equipment	(47,262)	(45,101)
Payments for purchase of intangible assets	(30,000)	(214)
Proceeds from disposal of property, plant and equipment	3,637	539
Net cash used in investing activities	(72,371)	(44,776)
Financing activities
Proceeds from long-term debt	345,000	435,969
Repayment of long-term debt	(261,785)	(368,380)
Payment of deferred financing charges	—	(392)
Repayments of long-term agreements	(1,501)	(1,285)
Net cash provided by financing activities	81,714	65,912
Effect of exchange rate changes on cash	692	(690)
Net (decrease) increase in cash	(11,068)	2,292
Cash at beginning of the period	102,581	57,982
Cash at end of the period	$91,513	$60,274
Supplemental cash flow information:
Supplemental disclosure of non-cash investing activities:
Acquisition of property, plant and equipment, liability incurred, but not paid	$839	$993
Acquisition of intangible assets, liability incurred but not paid	—	261

Selected financial information for each segment is as follows:

	Three months ended June 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,373,701	$155,242	$1,528,943
Intersegment revenue	(23,024)	23,024	-
Total segment revenue	1,350,677	178,266	1,528,943
Other segment items (1)	1,172,168	126,626	1,298,794
Segment Adjusted EBITDA	$178,509	$51,640	$230,149
Corporate (2)			25,512
Depreciation and amortization			48,547
Interest expense			43,835
Business transformation costs (LEAP and CFM) (3)			5,264
Non-cash stock compensation expense			3,830
Integration costs and severance (4)			1,360
Other (5)			10,066
Profit before tax			$91,735

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company's ordinary course of continuing operations.

	Six months ended June 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$2,659,977	$304,554	$2,964,531
Intersegment revenue	(40,987)	40,987	—
Total segment revenue	2,618,990	345,541	2,964,531
Other segment items (1)	2,266,472	246,540	2,513,012
Segment Adjusted EBITDA	$352,518	$99,001	$451,519
Corporate (2)			48,655
Depreciation and amortization			97,223
Interest expense			87,626
Business transformation costs (LEAP and CFM) (3)			18,181
Non-cash stock compensation expense			5,875
Integration costs and severance (4)			2,740
Other (5)			14,352
Profit before tax			176,867

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Three months ended June 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,226,658	$120,540	$1,347,198
Intersegment revenue	(15,197)	15,197	—
Total segment revenue	1,211,461	135,737	1,347,198
Other segment items (1)	1,057,774	101,209	1,158,983
Segment Adjusted EBITDA	$153,687	$34,528	$188,215
Corporate (2)			17,833
Depreciation and amortization			45,499
Interest expense			78,051
Business transformation costs (LEAP and CFM) (3)			12,847
Refinancing costs			655
Integration costs and severance (4)			327
Other (5)			6,632
Profit before tax			$26,371

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Six months ended June 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$2,338,377	$244,544	$2,582,921
Intersegment revenue	(29,524)	29,524	—
Total segment revenue	2,308,853	274,068	2,582,921
Other segment items (1)	2,005,172	203,758	2,208,930
Segment Adjusted EBITDA	$303,681	$70,310	$373,991
Corporate (2)			38,041
Depreciation and amortization			92,876
Interest expense			155,599
Business transformation costs (LEAP and CFM) (3)			23,091
Refinancing costs			4,938
Loss on debt extinguishment			3,577
Integration costs and severance (4)			617
Other (5)			8,782
Profit before tax			$46,470

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Net income	$67,713	$5,404	$130,656	$8,591
Income tax expense	24,022	20,967	46,211	37,879
Depreciation and amortization	48,547	45,499	97,223	92,876
Interest expense	43,835	78,051	87,626	155,599
Business transformation costs (LEAP and CFM) (1)	5,264	12,847	18,181	23,091
Refinancing costs	—	655	—	4,938
Loss on debt extinguishment	—	—	—	3,577
Non-cash stock compensation expense	3,830	—	5,875	—
Integration costs and severance (2)	1,360	327	2,740	617
Secondary offering costs	3,860	—	3,860	—
Other (3)	6,206	6,632	10,492	8,782
Adjusted EBITDA	$204,637	$170,382	$402,864	$335,950
Revenue	$1,528,943	$1,347,198	$2,964,531	$2,582,921
Net income margin	4.4%	0.4%	4.4%	0.3%
Adjusted EBITDA Margin	13.4%	12.6%	13.6%	13.0%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(2)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(3)
Represents other non-recurring costs including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	June 30,	June 30,
	2025	2024
	(in millions, except percentages)
New 2024 Term Loan Facilities	$2,238.8	$—
New 2024 Revolving Credit Facility	95.0	—
Prior 2024 Term Loan Facilities	—	2,755.2
Prior ABL Credit Facility	—	75.0
Prior Senior Notes	—	475.5
Finance leases	19.1	19.3
Other	1.1	1.3
Debt	2,354.0	3,326.3
Less Cash	91.5	60.3
Net Debt	$2,262.5	$3,266.0

LTM Adjusted EBITDA	$757.4	$605.4
Net Debt to Adjusted EBITDA	3.0x	5.4x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,350,677	$1,211,461	$2,618,990	$2,308,853
Segment Adjusted EBITDA	$178,509	$153,687	$352,518	$303,681
Segment Adjusted EBITDA Margin	13.2%	12.7%	13.5%	13.2%
Component Repair Services
Segment Revenue	$178,266	$135,737	$345,541	$274,068
Segment Adjusted EBITDA	$51,640	$34,528	$99,001	$70,310
Segment Adjusted EBITDA Margin	29.0%	25.4%	28.7%	25.7%

The following table presents a reconciliation of Cash Flow from Operations to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Cash Flow from Operations	$2.9	$65.4	$(21.1)	$(18.2)
Purchase of Property, Plant and Equipment	(22.0)	(26.6)	(47.3)	$(45.1)
Purchase of Intangible Assets	(15.0)	(0.2)	(30.0)	$(0.2)
Proceeds from Disposal of Property, Plant and Equipment	3.3	—	3.6	$0.5
(-) Total Capital Expenditures	(33.7)	(26.8)	(73.7)	$(44.8)
Free Cash Flow	$(30.8)	$38.6	$(94.8)	$(63.0)